Exhibit 99.1
Opiant Pharmaceuticals Partners with Aptar Pharma for Nasal Nalmefene Opioid Overdose Treatment

•Agreement combines Opiant’s opioid antagonist OPNT003 nasal nalmefene, with Aptar's FDA-approved Unit Dose System delivery device

•Reinforces Opiant’s continued commitment to innovative overdose treatment options as America’s opioid epidemic worsens

•OPNT003 nasal nalmefene remains on track for NDA submission by the end of 2021

SANTA MONICA, Calif., October 29, 2020 -- Opiant Pharmaceuticals, Inc. (“Opiant”) (NASDAQ: OPNT) today announced it has entered into an agreement with drug delivery specialist Aptar Pharma (“Aptar”), for the development of OPNT003 nasal nalmefene for use in conjunction with Aptar’s Unit Dose System (UDS) for the treatment of opioid overdose.

The Aptar UDS has been approved by the U.S. Food and Drug Administration (FDA) with multiple drug products marketed in the United States, including our internally developed and licensed NARCAN® Nasal Spray.

“We believe our decision to partner with Aptar’s proven nasal delivery system represents a timely and strategic step forward for Opiant as we continue to advance OPNT003 as a potentially life-saving treatment for opioid overdose in the face of America’s worsening opioid epidemic,” said Roger Crystal, MD, President and Chief Executive Officer of Opiant.

Opioids were involved in 51,574 overdose deaths in 2019 (71% of all drug overdose deaths) according to provisional data by the Centers for Disease Control and Prevention (CDC). Three out of four opioid-involved overdose deaths involve synthetic opioids, such as fentanyl, which is 50x more potent than heroin. The COVID-19 coronavirus has worsened the outlook for 2020. The American Medical Association (AMA) recently cited that more than 40 states have reported rising opioid overdose-related fatalities amid the pandemic.

OPNT003, nasal nalmefene, is being investigated to treat opioid overdose, which, if proven and ultimately approved, may be particularly useful in treating overdoses stemming from use of synthetic opioids, such as fentanyl. The development of OPNT003 is supported by a grant from the National Institutes of Health (NIH) and a contract from the Biological Advance Research and Development Agency (BARDA), who are interested in its potential as an antidote for use in a civilian mass casualty event. Opiant continues to anticipate filing a New Drug Application (NDA) in the United States for OPNT003 under a 505(b)(2) filing strategy by the end of 2021.

In parallel, Opiant terminated an agreement with Aesica Queenborough Limited (which was ultimately acquired by Recipharm upon its acquisition of Consort Medical plc, and its Bespak Division, in 2019) to use its Unidose® Xtra device for OPNT003.

Exhibit 99.1
About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose.
For more information visit: www.opiant.com.

Forward-Looking Statements
This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. Additional factors that could materially affect actual results can be found in our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 4, 2020, including under the caption titled "Risk Factors."  These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

For Media and Investor Inquiries:
Ben Atkins, Opiant
(310) 598-5410
batkins@opiant.com